Exhibit 10.12
CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE
RECITALS
This Confidential Separation Agreement and Release (the “Agreement”) is made by and between Babak A. Taheri, an individual (“Executive”) and Silvaco Group (“Silvaco” or the “Company”) (individually each a “Party” and collectively the “Parties”). Executive must sign and return this Agreement within twenty-one (21) days of his receipt of this Agreement to be eligible for the severance benefits described below.
WHEREAS, Executive served the Company as its Chief Technology Officer and Executive Vice President of Products from October 2018 to August of 2019, and was promoted to Chief Executive Officer of Silvaco Inc. In March of 2021 to August 27, 2021 he was the CEO, CTO and board member of the Silvaco Group. On August 27, 2021, Executive’s employment with the Company terminated (the “Termination Date”); and
WHEREAS, Executive has resigned his position as a Director of the Company, as well as all other positions held with the Company and its subsidiaries and affiliates, pursuant to the resignation letter attached as Exhibit A, and effective as of the Termination Date; and
WHEREAS, the Company and Executive entered into an Employee Proprietary Information and Inventions Agreement dated July 13, 2021 (the “Confidentiality Agreement”); and
WHEREAS, the Company wishes to provide Executive with a severance package, but is willing to do so only if Executive provides the Company with this release so that the Company is assured that the severance pay satisfies Executive’s expectations.
NOW, THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:
COVENANTS
1.Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Agreement under Section 9 below, the Company agrees as follows:
(a)    Separation Pay. The Company agrees to pay Executive the gross amount of Three Hundred Sixty Thousand dollars ($360,000.00) (“Separation Pay”), payable as follows:
(i)    The first payment of One Hundred Eighty Thousand dollars ($180,000.00), less applicable payroll withholding, will be made on or before the twentieth (20th) day following the Effective Date of this Agreement (as defined in Section 9 below); and
(ii)    The second payment of One Hundred Eighty Thousand dollars ($180,000.00), less applicable payroll withholding, will be made on or about February 28, 2022, six months after the Termination Date.
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(b)    COBRA. If and to the extent that Executive elects to continue health insurance coverage under COBRA, then for the months of September 2021 through February 2022, so long as Executive remains eligible, the Company agrees to pay the entire monthly COBRA premiums for Executive and his dependents at the same coverage level prior to the Termination Date. Executive is solely responsible for timely filing any necessary paperwork for COBRA coverage. Executive agrees promptly to notify the Company if he becomes ineligible for continued COBRA coverage during the specified period.
(c)    General. Executive acknowledges that without this Agreement, he is not otherwise entitled to the consideration listed in this Section 1, which is offered by the Company solely as consideration for this Agreement.
2.Benefits. Executive’s company-provided health insurance benefits will cease on August 31, 2021, subject to Executive’s right to continue his health insurance under COBRA (see Section 1(b) above). Except as specified in this Agreement, Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of any bonuses, PTO, and RSU service vesting, will cease as of the Termination Date.
3.Restricted Stock Units. At various times during the term of Executive’s employment, the Company granted Executive certain Liquidity Contingent Restricted Stock Units (“RSUs”) pursuant to its 2014 Stock Incentive Plan and applicable Restricted Stock Unit Award Agreements, which plan and agreements shall continue to govern the treatment and disposition of Executive’s RSU awards as described herein. As summarized in Exhibit B hereto: (a) Executive has service-vested in 70,000 RSUs that are not subject to the claw-back provision set forth in the 2014 Stock Incentive Plan and Restricted Stock Unit Award Agreements, and (b) as of the Termination Date, Executive will have service-vested in an additional 87,500 RSUs that are subject to the claw-back provision set forth in the 2014 Stock Incentive Plan and Restricted Stock Unit Award Agreements. Executive agrees and acknowledges that (i) the vesting of the RSUs is subject to two conditions, i.e., the completion of a time based service-vesting schedule and the occurrence of a liquidity event as defined by the Board of Directors for purposes of such RSUs (“Liquidity Event”) before the expiration of the remaining term of the RSUs or such earlier expiration date following termination of employment as may be specified in a claw-back provision in the applicable Restricted Stock Unit Award Agreement, (ii) none of the RSUs have vested as of the Termination Date, (iii) Executive will forfeit as of the Termination Date all RSUs that have not service-vested as of such date, and (iv) Executive will forfeit all service-vested RSUs if the Company does not have a Liquidity Event before the applicable expiration date. Executive further agrees and acknowledges that he is not entitled to any common shares or other securities of the Company (other than pursuant to those RSUs in which he has service-vested as of the Termination Date as summarized in Exhibit B hereto if and only to the extent they become vested upon a Liquidity Event before the applicable expiration date as described above).
4.Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement. Further, Executive’s signature below constitutes his certification that he has returned all

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documents and other items in whatever form or format, provided to Executive by the Company (excluding only payroll and personnel records and other similar documents to which Executive is entitled), developed or obtained by Executive in connection with his employment or any other affiliation with the Company, or otherwise belonging to the Company. Except as may be required by law, subpoena or court order, Executive and the Company further agree to keep the contents of this Agreement, and the negotiations leading up to it, confidential and will not disclose it to third parties (with the exception of immediate family members, attorneys, accountants and financial advisors).
5.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
6.Company Release of Claims. The Company, on behalf of itself and all of its current and former officers, directors, employees, agents, investors, attorneys, shareholders, founders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, hereby and forever releases Executive and his respective heirs, family members, executors, agents, and assigns (“Executive Releasees”), from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against any of the Executive Releasees arising from any omissions, acts or facts or damages that have occurred up until and including the Effective Date of this Agreement including, without limitation (i) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship, (ii) any and all claims relating to or arising from Executive’s right to vest in or purchase RSUs or other equities of the Company; and (iii) any and all claims for attorneys’ fees and costs. Notwithstanding the foregoing, the Company does not intend to waive, and does not waive, any claims against Executive arising as a result of Executive’s employment-related conduct that results in federal or state criminal liability. The Company agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.
7.Executive Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, founders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Company Releasees”). Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, and in his capacity as an individual and as a representative of any purported class, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to

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any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts or facts or damages that have occurred up until and including the Effective Date of this Agreement including, without limitation:
(a)    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
(b)    any and all claims relating to or arising from Executive’s right to vest in or purchase RSUs or other equities of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)    any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; and conversion;
(d)    any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.); the Americans with Disabilities Act of 1990; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Sarbanes-Oxley Act of 2002; the Fair Labor Standards Act (29 U.S.C. §201 et seq.); relevant California labor codes, and all amendments to each of the above-referenced statutes; any other laws of the state of California; and any other federal, state or local laws or regulations relating to employment terms and conditions of employment;
(e)    any and all claims for violation of the federal, or any state, constitution;
(f)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and
(h)    any and all claims for attorneys’ fees and costs.
(i)    Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release

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claims that cannot be released as a matter of law, including but not limited to Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company). This release also does not release (i) any claims for indemnification that Executive may have against the Company or the Releasees under any indemnification agreement or other arrangement with the Company or the Releasees, or under applicable law or (ii) any right to coverage under any D&O or other similar insurance policy.
8.Additional Effects of Release. Without limiting the generality of the forgoing, Executive agrees that as a result of his resignation from employment as described herein, Executive has no right to severance benefits of any type, other than as set forth herein, and expressly waives and releases any rights to severance or other benefits under his offer letter dated September 21, 2018 (which is hereby expressly terminated) or any other agreement with, or policy or practice of, the Company.
9.Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA’’), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled.
Executive further acknowledges that he has been advised by this writing that:
(a)    he should consult with an attorney prior to executing this Agreement;
(b)    he has twenty-one (21) days within which to consider and accept the terms of this Agreement. To accept the terms of this Agreement, Executive shall date and sign this Agreement and return it to Jay Bart, Vice-President of Human Relations, Silvaco Group, 2811 Mission College Blvd., Sixth Floor, Santa Clara, CA 95054;
(c)    he has seven (7) days following his execution of this Agreement to revoke this Agreement (the “Revocation Period”). If he decides to revoke this Agreement after signing it, he must submit a written statement of revocation by the last day of the Revocation Period to Jay Bart, Vice-President of Human Relations, Silvaco Group, 2811 Mission College Blvd., Sixth Floor, Santa Clara, CA 95054;
(d)    if Executive does not revoke during the seven-day Revocation Period, this Agreement will take effect on the eighth (8th) day after the date Executive signs the Agreement (“Effective Date”); and

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(e)    nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
10.Unknown Claims. Except as expressly excluded, the release of claims herein extends to all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. The Parties expressly waive the benefits of any provision of the laws of the United States or of any state (including but not limited to California Civil Code section 1542) which provide that a general release does not extend to claims which a party does not know or expect to exist in its favor at the time of executing the release, which if known to the party may have materially affected the settlement. It is the parties’ intention to forever discharge and release known and unknown, present and future claims against the Company Releasees and the Executive Releasees within the scope of the release set forth herein.
11.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, administrative actions or otherwise pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
12.Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.
13.No Cooperation. Executive agrees not to act in any manner that might damage the business of the Company. Executive further agrees that he will not knowingly encourage or counsel any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish to the Company, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel.
14.Non-Disparagement; Employment Representations. Executive agrees to refrain from any disparagement, defamation, libel or slander of the Company, its current and former members of its Board of Directors and current and former executives, or any tortious interference with the contracts, relationships, and prospective economic advantage of the Company. The Company agrees that its members of its Board of Directors and executives shall refrain from any disparagement, libel or slander of Executive or any tortious interference with the contracts,

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relationships, and prospective economic advantage of Executive. Executive will direct all inquiries by potential future employers to Jay Bart, Vice President of Human Relations, and the Company will only provide Executives dates of employment, positions, and the fact that the Executive had resigned.
15.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
16.Attorneys’ Fees and Costs. The Parties shall each bear its/his own costs, expert fees, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.
17.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN JOSE, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT IN SAN JOSE, CALIFORNIA TO ENFORCE THE ARBITRATION AWARD. TO THE EXTENT PERMITTED BY LAW, THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE UP FRONT COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
18.Cooperation with Company. Executive agrees to cooperate and assist the Company, both before and after the Termination Date, and at the reasonable request of the

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Company, in the defense and/or prosecution of any charges, claims, investigations (internal or external), administrative proceedings and/or lawsuits (including, but not limited to, the Nangate litigation) relating to matters occurring during Executive’s period of employment and in any actions necessary or proper to effectuate the resignations set forth on Exhibit A Executive acknowledges that a portion of the consideration referred to in Section 1 constitutes compensation for such cooperation and assistance.
19.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Executive or made on his behalf under the terms of this Agreement. Executive acknowledges that the Company is not providing tax or investment advice in connection with the execution of this Agreement or otherwise, and Executive has been advised to seek independent tax, investment and other advice or counsel.
Executive agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Executive’s failure to pay or the Company’s failure to withhold, or Executive’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
20.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
21.No Representations. Executive represents that he has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
22.Severability. In the event that any provision, or any portion thereof, becomes or is declared by an arbitrator or a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.
23.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of arbitration, litigation, court fees, and reasonable attorneys’ fees, incurred in connection with such an action.

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24.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the pertinent 2014 Stock Incentive Plan and applicable Restricted Stock Unit Award Agreements.
25.No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.
26.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Chairman of the Board of the Company.
27.Governing Law and Venue. Any dispute which is not arbitrated pursuant to Section 18 shall be litigated exclusively in federal or state courts located in San Jose, California. This Agreement shall be construed interpreted, governed and enforced in accordance with the laws of the State of California
28.Notices. Any notice to be provided to the Company pursuant to this Agreement must be submitted to the Company’s Jay Bart, Vice-President of Human Relations, Silvaco Group, 2811 Mission College Blvd., Sixth Floor, Santa Clara, CA 95054. Any notice to be provided to Executive pursuant to this Agreement must be submitted to his mailing address .
29.Counterparts. This Agreement may be executed in counterparts and by facsimile or PDF, and each counterpart and facsimile or PDF shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
30.Voluntary Execution of Agreement. Executive represents that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:
(a)    he has read this Agreement;
(b)    he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or that he has voluntarily declined to seek such counsel;
(c)    he understands the terms and consequences of this Agreement and of the releases it contains; and
(d)    he is fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Silvaco Group

Dated:	08/31/2021	By:	/s/ Pierre-Yves Lesaicherre
Pierre-Yves Lesaicherre
Chairman of the Board of Directors

Babak A Taheri, an individual

Dated:	09/01/2021	By:	/s/ Babak A Taheri

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EXHIBIT A
Date:     August 31, 2021
To:    Board of Directors
Silvaco Group
Attention: Pierre-Yves Lesaicherre, Chairman of the Board
Ladies and Gentlemen:
I, Babak A Taheri, hereby resign from all employment positions, all officer or representative roles and directorships of Silvaco Group and its affiliates, effective August 27, 2021.

/s/ Babak A Taheri
Babak A Taheri

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